As filed with the Securities and Exchange Commission on January 22, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3460176
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO	80501
(Address of Principal Executive Offices)	(Zip Code)

Dot Hill Systems Corp. 2014 Employee Stock Purchase Plan
(Full title of the plan)
Dana W. Kammersgard
President and Chief Executive Officer
Dot Hill Systems Corp.
1351 S. Sunset Street
Longmont, CO 80501
Tel: (303) 845-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000 shares (3)	$4.62	$18,480,000	$2,380.23

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), that become issuable under the Dot Hill Systems Corp. 2014 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on January 16, 2014, as reported on the Nasdaq Global Market.

(3)
Represents 4,000,000 shares of Common Stock reserved for future grant under the Purchase Plan. The Board of Directors of the Registrant approved the Purchase Plan and the shares registered thereunder on January 22, 2014. The Purchase Plan and shares registered thereunder is contingent on, and will be submitted for, approval by the stockholders of the Registrant. The Purchase Plan is intended to be a tax qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

EXPLANATORY NOTE
Dot Hill Systems Corp. (the “Company,” “we,” “us,” or “our”) has prepared this Registration Statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 4,000,000 additional shares of its Common Stock, issuable pursuant to the Purchase Plan.
Item 3. Incorporation of Documents by Reference.
The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed on March 18, 2013;
(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by our Annual Report on Form 10-K referred to in clause (a) above;

(c)
The description of our capital stock contained in our Current Report on Form 8-K filed with the SEC on July 23, 2002, including any amendments or reports filed for the purpose of updating such description; and

(d)
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-13317) filed with the SEC on August 29, 1997, as amended by Amendment No. 1 filed with the SEC on September 4, 1997, Amendment No. 2 filed with the SEC on December 11, 2002 and Amendment No. 3 filed with the SEC on May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
These documents may also be accessed on our website at www.dothill.com. Except as otherwise specifically incorporated by reference in this Registration Statement, information contained in, or accessible through, our website is not a part of this Registration Statement.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address:
Dot Hill Systems Corp.
1351 S. Sunset Street
Longmont, Colorado 80501
Attention: Corporate Secretary
(303) 845-3200

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
As permitted by Section 102 of the Delaware General Corporation Law (the “DGCL”), we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the DGCL, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•	the rights provided in our bylaws are not exclusive.
Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following is a list of the exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Document

4.1	Certificate of Incorporation of the Registrant. (1)

4.2	Amended and Restated Bylaws. (2)

4.3	Form of Common Stock Certificate. (3)

5.1	Opinion of Cooley LLP.

10.1	Dot Hill Systems Corp. 2014 Employee Stock Purchase Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page hereto.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 26, 2001 (File No. 001-13317) and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 26, 2007 (File No. 001-13317) and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 14, 2003 (File No. 001-13317) and incorporated herein by reference.

Item 9. Undertakings.

(a)		The undersigned Registrant hereby undertakes:

	(1)		To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)		To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on January 22, 2014.

DOT HILL SYSTEMS CORP.

By:	/s/ Dana W. Kammersgard
Dana W. Kammersgard
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DANA W. KAMMERSGARD and HANIF I. JAMAL, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana W. Kammersgard Dana W. Kammersgard	Chief Executive Officer, President and Director (Principal Executive Officer)	January 22, 2014

/s/ Hanif I. Jamal Hanif I. Jamal	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 22, 2014

/s/ Charles F. Christ Charles F. Christ	Chairman of the Board of Directors	January 22, 2014

/s/ Thomas H. Marmen Thomas H. Marmen	Director	January 22, 2014

/s/ Richard Mejia, Jr. Richard Mejia, Jr.	Director	January 22, 2014

/s/ Barry Rudolph Barry Rudolph	Director	January 22, 2014

/s/ Roderick M. Sherwood, III Roderick M. Sherwood, III	Director	January 22, 2014

/s/ Debbie Tibey Debbie Tibey	Director	January 22, 2014

EXHIBIT INDEX

Exhibit Number	Document

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (2)

4.3	Form of Common Stock Certificate. (3)

5.1	Opinion of Cooley LLP.

10.1	Dot Hill Systems Corp. 2014 Employee Stock Purchase Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page hereto.

(1)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 26, 2001 (File No. 001-13317) and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 26, 2007 (File No. 001-13317) and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 14, 2003 (File No. 001-13317) and incorporated herein by reference.